UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 3, 2006 (October 30, 2006)

SHUMATE INDUSTRIES, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-30291	03-0453686
(Commission File Number)	(I.R.S. Employer Identification Number)

12060 FM 3083
Conroe, Texas 77301
(Address of Principal Executive Offices, including Zip Code)

(936) 441-5100
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

Between October 30, 2006 and November 3, 2006, Shumate Industries, Inc. (the "Company") sold an aggregate of 953,228 shares of its common stock, par value $0.001 per share ("Common Stock") in a private placement offering (“Offering”) to accredited investors ("Investors") pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") for aggregate gross proceeds of $1,048,550. The Company intends to use the net proceeds from the Offering to launch its new Hemiwedge® Valve technology, and for working capital and general corporate purposes including settling its outstanding $2.5 million debenture with Stillwater National Bank for $525,000.

An NASD member firm acted as placement agent (“Placement Agent”) in connection with the Offering. The purchase price per share of Common Stock was $1.10. The Company sold an aggregate of 953,228 shares of its Common Stock and is obligated to issue an aggregate of 238,308 Class A Warrants, each exercisable at $1.50 per share, and 238,308 Class B Warrants, each exercisable at $1.75 per share, to the Investors in the Offering. The Warrants are exercisable for a period of 5 years from the date of the final closing of the Offering. For its services in connection with the Offering, the Placement Agent received a 7.0% cash commission, a 3.0% non-accountable expense allowance, a 1.0% management fee and 95,324 warrants ("Warrants") to purchase shares of Common Stock at an exercise price of $1.50 per share. The Company also paid legal fees of $22,500 to counsel for the Placement Agent. The Company and the Placement Agent anticipate additional closings of the Offering.

Pursuant to the terms of the Offering the Company is obligated to file a registration statement on Form SB-2 (or if Form SB-2 is not available another appropriate form) registering the resale of shares of the Company's Common Stock sold in this Offering and the Common Stock underlying the Class A, Class B, and Placement Agent Warrants. The Company is required to file the registration statement within 30 days of the final closing of the Offering. If the registration statement is not timely filed or if the registration is suspended other than as permitted and if the Company does not respond to SEC comments, if any, within 15 days from receipt thereof, the Company will be obligated to pay each Investor a fee equal to 1.0% of such Investor's purchase price of the Common Stock for each 30 day period (pro rated for partial periods), that such registration conditions are not satisfied for a period not to exceed eleven months.

Additionally, the Company has granted the Investors in this Offering a right of first refusal, for a period of one (1) year from the final closing of the Offering, to participate in any subsequent financing that the Company conducts, subject to rights granted to previous investors.

In the event that during the period following the initial closing through the date that is six months after the effectiveness of the registration statement described herein, the Company sells any shares of its Common Stock or securities convertible into Common Stock or exercisable for shares of Common Stock at less than $1.10 per share, the Company shall be obligated to adjust, on a full-ratchet basis, the number of shares of Common Stock issued to Investors in this Offering.

In the event that during the period following the initial closing through the date that is six months after the effectiveness of the registration statement described herein, the Company sells any shares of its Common Stock or securities convertible into Common Stock or exercisable for shares of Common Stock at less than the applicable exercise price of the Class A or Class B Warrants, the Company shall be obligated to adjust, on a full-ratchet basis, the exercise prices thereof, as applicable.

In the event that the Company raises capital in the amount of $2,000,000 or more at anytime after the final closing of the Offering, and prior to the six month period after the effectiveness of the registration statement described herein, at a price that is greater than $1.10 per share, the above described anti-dilution rights of Investors will cease to exist.

Each of the Class A Warrants and the Class B Warrants are subject to redemption by the Company upon 20 days prior written notice provided: (i) the Common Stock has traded at or above 200% of the applicable exercise price of each Warrant during the 15 consecutive trading days prior to a written notice of redemption by the Company; (ii) there is an effective registration statement covering the shares underlying the Warrants at the time of redemption; (iii) the Common Stock has traded an average of 100,000 shares per day. The redemption price shall be $0.01 per Warrant. All holders of Warrants will have the opportunity to exercise any such Warrant prior to the date of redemption.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of Common Stock and Warrants.

Item 9.01. Financial Statements and Exhibits.

Not Applicable.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUMATE INDUSTRIES, INC.

Date: November 3, 2006	By:	/s/ Matthew C. Flemming
Matthew C. Flemming, Chief Financial Officer